Exhibit 99.1

NEWS RELEASE

CONTACT:	Investor Relations	Corporate Communications
	435.634.3200	435.634.3553
	Investor.relations@skywest.com	corporate.communications@skywest.com

SkyWest, Inc. Announces Third Quarter 2021 Profit

Third Quarter 2021 Highlights

●	Pre-tax income of $14 million, net income of $10 million, or $0.19 per diluted share
●	Adjusted net income of $74 million, or $1.45 per diluted share
●	Q3 2021 adjusted net income excludes a non-cash impairment charge on SkyWest’s CRJ900 aircraft of $85 million (pre-tax)[1]
●	As previously announced, we are scheduled to place 45 new E175 aircraft into service in 2022 and 2023, including 20 with American Airlines (“American”), 16 with Delta Air Lines (“Delta”) and nine with Alaska Airlines (“Alaska”)

ST. GEORGE, UTAH, October 28, 2021 -- SkyWest, Inc. (NASDAQ: SKYW) (“SkyWest”) today reported financial and operating results for Q3 2021, including net income of $10 million, or $0.19 per diluted share, compared to net income of $34 million, or $0.66 per diluted share, for Q3 2020. Adjusted net income in Q3 2021 was $74 million, up 119% from Q3 2020. The financial results improved from Q3 2020 due to the flying demand recovery from COVID-19.

The pre-tax results for Q3 2021 and Q3 2020 included $115 million and $190 million, respectively, in payroll support program grants received from the U.S. Treasury Department (“Treasury”) reflected as a reduction to operating expenses.

Commenting on the results, Chip Childs, Chief Executive Officer of SkyWest, said, “We continued to see strong demand for our product during the third quarter. We are excited to place 45 new E175 aircraft into service in the next 18 months and remain focused on our long-term strategy as we continue navigating the pandemic. I want to thank the exceptional people of SkyWest for their dedication and resilience as we work through this very dynamic period.”

1 See Financial Results and Reconciliation of non-GAAP financial measures sections of this release for more information.

Financial Results

Revenue was $745 million in Q3 2021, up from $457 million in Q3 2020, or 63%, as SkyWest’s Q3 2021 block hours on completed flights were up 67% from Q3 2020. Revenue in Q3 2021 was down $16 million, or 2%, from Q3 2019 (pre-COVID) and completed block hours in Q3 2021 were down 1% from Q3 2019. SkyWest provided temporary rate reductions to its major airline partners under its flying contracts during Q3 2021 and Q3 2020 in response to the COVID-19 demand disruption impact to its partners.

SkyWest recognized $19 million of previously deferred revenue of fixed monthly payments in Q3 2021 compared to Q3 2020 where SkyWest deferred recognizing revenue on $30 million of fixed monthly payments. SkyWest will recognize the remaining $118 million of deferred revenue from the fixed monthly payments on a completed block hour basis over the term of the remaining contracts.

Operating expenses were $698 million in Q3 2021, up from $383 million in Q3 2020, or 82%. The increase in operating expenses was primarily due to an increase in flights operated in Q3 2021 compared to the same period in 2020 and a non-cash impairment charge of $85 million recorded in Q3 2021. As previously announced, we reached an agreement with Delta to place 16 new E175 aircraft under contract with deliveries scheduled in 2022. These E175 aircraft will replace 16 older SkyWest-owned or financed CRJ900 aircraft currently operating under contract with Delta. As we do not anticipate extending the contract term with Delta on these 16 CRJ900s and based on the market value of our CRJ900 aircraft, we recorded an impairment charge of $85 million on our CRJ900 aircraft. Operating expenses were up $84 million, or 14%, from Q3 2019 (pre-COVID). The increase in operating expenses from Q3 2019 was primarily due to the CRJ900 impairment charge and an increase in maintenance expenses, partially offset by $115 million in payroll support grants recognized in Q3 2021.

Capital and Liquidity

SkyWest had $913 million in cash and marketable securities at September 30, 2021, up from $826 million at December 31, 2020.

Total debt at September 30, 2021 was $3.0 billion, down from $3.2 billion at December 31, 2020. Capital expenditures during Q3 2021 were $150 million for the purchase of six new E175 aircraft, one used CRJ700 aircraft and spare engines and $12 million for other fixed assets.

Status Update on Previously Announced Agreements

SkyWest is coordinating with its major airline partners to optimize the timing of upcoming fleet deliveries under previously announced agreements. The anticipated future delivery dates summarized below are based on currently available information and are subject to change.

Flying contract with American for 20 E175 aircraft

●	Six aircraft were delivered in Q3 2021, twelve aircraft deliveries are anticipated in Q4 2021, and two deliveries are expected in the first half of 2022. The aircraft are scheduled to be placed into contract service in 2022.
●	SkyWest anticipates financing the aircraft through debt.

Flying contract with Delta for 16 E175 aircraft

●	16 aircraft deliveries are anticipated in 2022. The aircraft are scheduled to be placed into service in 2022.
●	SkyWest anticipates financing the aircraft through debt.
●	The 16 new E175 aircraft will replace 16 CRJ900 aircraft under contract with Delta.

Flying contract with Alaska for nine E175 aircraft

●	Eight aircraft deliveries are anticipated in 2022 and one aircraft delivery is anticipated in the first half of 2023. The aircraft are scheduled to be placed into service in 2022 and 2023.
●	SkyWest anticipates financing the aircraft through debt.

Flying contract with American for CRJ700 aircraft

●	SkyWest placed two used CRJ700s in service during Q3 2021.
●	SkyWest anticipates placing eight used CRJ700s into service during Q4 2021 and eleven used CRJ700s into service in 2023.
●	SkyWest is scheduled to have 101 CRJ700s in service with American by mid-2023.

Other matters

In mid-October 2021, we identified malware on our system resulting from a cyberattack. We successfully quarantined the malware without disruption to our operations. This quarantine breach required a rebuild of a triple-redundant server. A week later, while moving one of our critical systems to a newly rebuilt server, we experienced a server outage that resulted in approximately 1,700 flight cancelations. We anticipate impact of the outage may negatively impact our Q4 2021 financial results from $15 million to $20 million (pre-tax).

In addition, SkyWest has included in the schedules attached to this release a reconciliation of certain non-GAAP information to the most directly comparable GAAP information. The non-GAAP information presented in this release should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period-over-period comparisons and in forecasting SkyWest’s business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of SkyWest’s business without regard to these items. SkyWest has provided reconciling information in the attached schedules.

About SkyWest

SkyWest, Inc. is the holding company for SkyWest Airlines and SkyWest Leasing, an aircraft leasing company. SkyWest Airlines has a fleet of over 450 aircraft connecting passengers to over 230 destinations throughout North America. SkyWest Airlines operates through partnerships with United Airlines, Delta Air Lines, American Airlines and Alaska Airlines carrying more than 21 million passengers in 2020 and 43 million passengers in 2019.

SkyWest will host its conference call to discuss its third quarter 2021 results today, October 28, 2021, at 2:30 p.m. Mountain Time. The conference call number is 1-833-968-2197 for domestic callers, and 1-236-714-2973 for international callers. Please call up to ten minutes in advance to ensure you are connected prior to the start of the call. The conference call will also be available live on the Internet at https://event.on24.com/wcc/r/3408437/5D7914146BF3D11A1FD2F75DF829EBC0. This press release and additional information regarding SkyWest, including access information for the digital rebroadcast of the third quarter 2021 results call, participation at investor conferences and investor presentations can be accessed at inc.skywest.com.

Forward Looking-Statements

In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “forecasts,” "expects," "intends," "believes," "anticipates," “estimates,” "should," "likely" and similar expressions identify forward-looking statements. Such statements include, but are not limited to, statements about the impact of the COVID-19 pandemic on SkyWest’s business, financial condition and results of operations, the scheduled aircraft deliveries for SkyWest in upcoming periods, and related removal from service and/or placement into service of certain aircraft, the return to pre-COVID production levels and expected timing thereof, SkyWest’s coordination with major airline partners to optimize the delivery of aircraft under previously announced deals, the expected terms, timing and benefits related to SkyWest’s leasing and joint venture transactions, the expected impact of the server outage and subsequent flight cancelations on SkyWest’s Q4 2021 financial results, as well as SkyWest’s future financial and operating results, plans, objectives, expectations, estimates, intentions and outlook, and other statements that are not historical facts. All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date. SkyWest assumes no obligation to update any forward-looking statements unless required by law. Readers should note that many factors could affect the future operating and financial results of SkyWest and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release. These factors include, but are not limited to, uncertainties regarding the impact of the funding received under Treasury’s payroll support programs on SkyWest’s business and operations, the continued uncertainty of the duration, scope and impact of COVID-19, a further spread or worsening of COVID-19, the consequences of the COVID-19 pandemic to economic conditions, the travel industry and our major partners in general and the financial condition and operating results of SkyWest in particular, the prospects of entering into agreements with existing or other carriers to fly new aircraft, ongoing negotiations between SkyWest and its major partners regarding their contractual obligations, uncertainties regarding operation of new aircraft, the ability to attract and retain qualified pilots, the impact of regulatory issues such as pilot rest rules and qualification requirements, and the ability to obtain aircraft financing.

Actual operational and financial results of SkyWest will likely also vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of other reasons, including, in addition to those identified above: the existing global COVID-19 pandemic and the outbreak of any other disease or similar public health threat that affects travel demand or travel behavior; the challenges of competing successfully in a highly competitive and rapidly changing industry; developments associated with fluctuations in the economy and the demand for air travel, including related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; the financial stability of SkyWest’s major partners and any potential impact of their financial condition on the operations of SkyWest; fluctuations in flight schedules, which are determined by the major partners for whom SkyWest conducts flight operations; variations in market and economic conditions; significant aircraft lease and debt commitments; estimated useful life of long-lived assets, residual aircraft values and related impairment charges; labor relations and costs; the impact of global instability; rapidly fluctuating fuel costs, and potential fuel shortages; the impact of weather-related or other natural disasters on air travel and airline costs; aircraft deliveries; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ materially from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Additionally, the risks, uncertainties and other factors set forth above or otherwise referred to in the reports that the Company files with the Securities and Exchange Commission may be further amplified by the global impact of the COVID-19 pandemic.

SkyWest, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Dollars and Shares in Thousands, Except per Share Amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
OPERATING REVENUES:
Flying agreements	$719,084	$445,048	$1,863,242	$1,490,912
Lease, airport services and other	25,699	12,445	73,086	46,557
Total operating revenues	744,783	457,493	1,936,328	1,537,469

OPERATING EXPENSES:
Salaries, wages and benefits	265,603	194,516	718,868	613,895
Aircraft maintenance, materials and repairs	209,795	150,148	604,501	431,654
Depreciation and amortization	109,597	121,467	329,089	364,813
Airport-related expenses	25,992	18,003	72,478	70,192
Aircraft fuel	32,561	13,641	77,622	45,875
Aircraft rentals	16,098	15,785	47,311	49,537
Special items - impairment charges	84,592	—	84,592	—
Payroll support grant	(115,352)	(190,200)	(422,669)	(342,138)
Other operating expenses	68,847	59,580	181,621	167,170
Total operating expenses	697,733	382,940	1,693,413	1,400,998
OPERATING INCOME	47,050	74,553	242,915	136,471

OTHER INCOME (EXPENSE):
Interest income	238	1,403	732	5,652
Interest expense	(28,980)	(30,150)	(94,274)	(91,280)
Other income (expense), net	(4,098)	405	(3,802)	1,205
Total other expense, net	(32,840)	(28,342)	(97,344)	(84,423)

INCOME BEFORE INCOME TAXES	14,210	46,211	145,571	52,048
PROVISION FOR INCOME TAXES	4,526	12,549	37,993	14,113
NET INCOME	$9,684	$33,662	$107,578	$37,935

BASIC EARNINGS PER SHARE	$0.19	$0.67	$2.14	$0.76
DILUTED EARNINGS PER SHARE	$0.19	$0.66	$2.12	$0.75

Weighted average common shares:
Basic	50,380	50,181	50,337	50,199
Diluted	50,725	50,622	50,726	50,445

SkyWest, Inc. and Subsidiaries

Summary of Consolidated Balance Sheets

(Dollars in Thousands)

(Unaudited)

	September 30,	December 31,
	2021	2020
Cash and marketable securities	$912,504	$825,908
Other current assets	184,163	156,894
Total current assets	1,096,667	982,802

Property and equipment, net	5,164,164	5,330,423
Deposits on aircraft	121,293	31,625
Other long-term assets	558,378	542,772
Total assets	$6,940,502	$6,887,622

Current portion, long-term debt	$359,888	$402,158
Other current liabilities	777,867	539,564
Total current liabilities	1,137,755	941,722

Long-term debt, net of current maturities	2,605,063	2,801,538
Other long-term liabilities	935,877	1,004,817
Stockholders' equity	2,261,807	2,139,545
Total liabilities and stockholders' equity	$6,940,502	$6,887,622

SkyWest, Inc. and Subsidiaries

Additional Operational Information (unaudited)

SkyWest’s fleet in scheduled service or under contract by aircraft type:

	September 30, 2021	December 31, 2020	September 30, 2020
E175 aircraft	199	193	189
CRJ900 aircraft	40	39	39
CRJ700 aircraft	106	90	86
CRJ200 aircraft	141	130	134
Total aircraft in service	486	452	448

As of September 30, 2021, SkyWest leased 34 CRJ700s and five CRJ900s to third parties (these aircraft are excluded from the table above).

Selected operational data:

	For the three months ended September 30,				For the nine months ended September 30,
Block hours by aircraft type:	2021	2020	% Change		2021	2020	% Change
E175s	169,143	117,342	44.1%		446,867	311,476	43.5%
CRJ900s	34,031	12,861	164.6%		87,750	45,214	94.1%
CRJ700s	78,788	45,807	72.0%		215,263	144,547	48.9%
CRJ200s	88,500	46,551	90.1%		220,809	204,573	7.9%
Total block hours	370,462	222,561	66.5%		970,689	705,810	37.5%

Departures	210,251	137,493	52.9%		550,643	427,531	28.8%
Passengers carried	10,862,343	4,916,403	120.9%		25,872,805	15,583,236	66.0%
Adjusted flight completion	99.8%	99.9%	(0.1)	pts	99.9%	99.9%	—	pts
Raw flight completion	98.8%	99.3%	(0.5)	pts	98.6%	97.3%	1.3	pts
Passenger load factor	79.1%	54.1%	25.0	pts	72.0%	56.7%	15.3	pts
Average trip length	537	503	6.8%		536	495	8.3%

Adjusted flight completion percent excludes weather cancellations. Raw flight completion includes weather cancellations.

Reconciliation to Adjusted Net Income and Diluted Earnings per Share

(Dollars in Thousands, Except per Diluted Share Amounts)

(Unaudited)

	For the three months ended September 30, 2021
	Pretax income	Income tax benefit (expense)	Net income	Net income per diluted share
GAAP Income	$14,210	$(4,526)	$9,684	$0.19
Q3 2021 Adjustments (1)	84,592	(20,683)	63,909
Non-GAAP Adjusted Income	$98,802	$(25,209)	$73,593	$1.45

	For the nine months ended September 30, 2021
	Pretax income	Income tax benefit (expense)	Net income	Net income per diluted share
GAAP Income	$145,571	$(37,993)	$107,578	$2.12
Q3 2021 Adjustments (1)	84,592	(20,683)	63,909
Non-GAAP Adjusted Income	$230,163	$(58,676)	$171,487	$3.38

(1)	Adjusts for a non-cash impairment charge on SkyWest Airlines operated CRJ900 aircraft. These CRJ900 aircraft will be replaced by new E175 aircraft in 2022 and 2023 and are not expected to be extended under the existing flying contract.